EXHIBIT 99.1

[Alcoa Logo]

Investor Contact:	Media Contact:
Matt Garth	Monica Orbe
(212) 836-2674	(212) 836-2632
Matthew.Garth@alcoa.com	Monica.Orbe@alcoa.com

ALCOA INC. ANNOUNCES FILING OF INITIAL FORM 10 REGISTRATION STATEMENT FOR SEPARATION OF UPSTREAM BUSINESS, ALCOA CORPORATION

Separation will create a globally cost-competitive Upstream company and an innovation and technology-driven Value-Add company

Separation on track to be completed in the second half of 2016

Alcoa to host conference call today at 8:30 AM Eastern Daylight Time to discuss Form 10

New York, June 29, 2016 – Lightweight metals leader Alcoa (NYSE:AA) today announced a major milestone in connection with its pending separation into two strong standalone, publicly-traded companies. Alcoa Upstream Corporation (to be renamed Alcoa Corporation prior to separation) has filed an initial Registration Statement on Form 10 with the Securities and Exchange Commission (SEC). Alcoa Corporation will hold the Upstream and North American packaging businesses. The Value-Add businesses will remain in the existing company, which will be named Arconic Inc. The separation is on track to be completed in the second half of 2016.

“The filing of the Form 10 is an important milestone as we prepare to launch two businesses that are well-positioned for success,” said Klaus Kleinfeld, Alcoa Chairman and Chief Executive Officer. “Alcoa Corporation has a low-cost base that will enable resilience and value-creation at all stages of the commodity cycle. Arconic is a technology-driven company producing performance materials and highly engineered products for growth markets, poised to deliver consistent profitable growth. Through our multi-year transformation, we have substantially re-positioned each business and laid the foundation for future long-term success. The separation will allow each new company to pursue its own distinct corporate strategy and unlock the full value of each business.”

Alcoa Corporation will be a globally competitive Upstream company. Its businesses will include Bauxite, Alumina, Aluminum, Cast Products and Energy and rolling mill operations that will serve the North American packaging market. Arconic will be a global leader in precision engineering and advanced manufacturing, providing a wide range of multi-material solutions to growth markets including aerospace structures, jet engines, automotive and commercial transportation. Its businesses will include the Engineered Products and Solutions, Global Rolled Products, and Transportation and Construction Solutions segments.

The initial Form 10 includes preliminary detailed information about Alcoa Corporation as a standalone company, such as historical financial information, as well as a description of Alcoa Corporation’s business and strategy and other legal and financial disclosures. The initial Form 10 is subject to change prior to completion of the separation.

The separation remains subject to the satisfaction of certain conditions, including obtaining final approval from the Alcoa Board of Directors, receipt of a favorable IRS ruling and opinions of Alcoa’s tax advisors regarding certain U.S. federal income tax matters and the effectiveness of the Form 10.

A copy of the initial Form 10 is available on the SEC website at www.sec.gov and can also be viewed on www.Alcoa.com/form_10_presentation. Supplemental information about Arconic can also be viewed on Alcoa’s website.

Conference Call

Alcoa will host a conference call at 8:30 AM Eastern Daylight Time to review the initial Form 10 and answer questions. The meeting will be webcast via alcoa.com. Call information and related details are available at www.Alcoa.com/form_10_presentation.

Dissemination of Company Information

Alcoa intends to make future announcements regarding Company developments and financial performance through its website at www.alcoa.com.

About Alcoa

A global leader in lightweight metals technology, engineering and manufacturing, Alcoa innovates multi-material solutions that advance our world. Our technologies enhance transportation, from automotive and commercial transport to air and space travel, and improve industrial and consumer electronics products. We enable smart buildings, sustainable food and beverage packaging, high performance defense vehicles across air, land and sea, deeper oil and gas drilling and more efficient power generation. We pioneered the aluminum industry over 125 years ago, and today, our approximately 58,000 people in 30 countries deliver value-add products made of titanium, nickel and aluminum, and produce best-in-class bauxite, alumina and primary aluminum products. For more information, visit www.alcoa.com, follow @Alcoa on Twitter at www.twitter.com/Alcoa and follow us on Facebook at www.facebook.com/Alcoa.

Forward-Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the separation transaction. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) uncertainties as to the timing of the separation and whether it will be completed; (b) the possibility that various closing conditions for the separation may not be satisfied; (c) the outcome of contingencies, including legal proceedings; (d) the impact of the separation on the businesses of Alcoa; (e) the risk that the businesses will not be separated successfully or such separation may be more difficult, time-consuming or costly than expected, which could result in additional demands on Alcoa’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; and (f) the other risk factors discussed in the Company’s Form 10-K for the year ended December 31, 2015, and other reports filed with the SEC. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.